UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 4, 2008

ENVIRONMENTAL CONTROL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-120682
(Commission File Number)

20-3626387
(IRS Employer Identification No.)

85 Kenmount Road, St. John’s, Newfoundland, A1B 3N7
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 888-669-3588

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 4th, 2008, we entered into a contribution agreement with National Research Council of Canada Industrial Research Assistance Program with the mutual goal of bringing our catalytic muffler technology to the level of commercialization through a two phase research and development project.

Under the terms of the agreement, National Research Council has agreed to contribute up to $235,447 for completion of the lawn care catalyst project, with our company contributing $246,393.

The contribution agreement becomes effective on April 1, 2009 and terminates on November 30, 2010.

Item 7.01 Regulation FD Disclosure

On February 4, 2009, we issued a news release announcing that we have entered into a contribution agreement with National Research Council of Canada Industrial Research Assistance Program with the mutual goal of bringing our catalytic muffler technology to the level of commercialization through a two phase research and development project.

Item 9.01. Financial Statements and Exhibits

10.1	Contribution Agreement with National Research Council of Canada Industrial Research Assistance Program.

99.1	News release dated February 4, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIRONMENTAL CONTROL CORPORATION

/s/ Albert Hickman
Albert Hickman
President

Date: February 4, 2009